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                                                                  EXHIBIT 99.2.2

                                August 29, 1996

Raytheon Aircraft Services, Inc.
P.O. Box 2966
Wichita, Kansas 67201

Attention:       Vice President-Finance

Gentlemen:

         Reference is made to the Asset Purchase Agreement, dated as of April
8, 1996, between Raytheon Aircraft Services, Inc., a Kansas corporation ("RAS"), and Mercury Air Group, Inc. a New York corporation ("Mercury") as heretofore amended, (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

         RAS and Mercury hereby agree as follows:

1. Article III is amended by adding at the end of the first full sentence of the first full paragraph of Subsection C as follows:

         The original principal amount of the Note shall be $3,900,000.00; provided, however, that there shall be the possibility that the principal amount of the Note will be adjusted upward in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) upon the closing of the Bedford, Massachusetts facility (the "Bedford Closing"). In the event the parties consummate the Bedford Closing, RAS shall transfer to Mercury, subject to the terms and conditions set forth below, the Bedford Massachusetts Leases and related Assets, Subleases and Continuing Contracts (the "Bedford Purchased Assets"), and Mercury shall provide RAS with a legend, to be affixed to the Note, to the effect that, from and after the Bedford Closing, the principal amount of the Note shall increase to Four Million Six Hundred Fifty Thousand Dollars ($4,650,000.00) and that





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principal and interest payments accruing on the Note shall be reamortized accordingly.

2. On the Closing Date, the Bedford Purchased Assets shall be deemed Excluded Assets, until such time as the Bedford Closing occurs and the Closing shall occur with respect to the remaining Purchased Assets without regard to satisfaction of the conditions contained herein with respect to the Bedford Purchased Assets. On or before October 31, 1996, on a date which shall be mutually acceptable to Mercury and RAS, subject to and following satisfaction of the conditions to the Bedford Closing set forth below, Mercury shall purchase the Bedford Purchased Assets, in accordance with the following terms and conditions, (the date of such purchase is hereinafter referred to as the "Bedford Closing Date"):

         A. Conditions to Closing: The following conditions must be satisfied prior to the Bedford Closing:

         1. RAS and Mercury shall have entered into a letter agreement pursuant to which the parties will have agreed to a Seven Hundred Fifty Thousand Dollar ($750,000.00) increase in the principal amount of the Note, effective as of the Bedford Closing Date, and the Note shall have been legended to reflect the fact that it is subject to the terms of such agreement.

         2. Mercury shall have provided to RAS the Financing Documents with respect to the Bedford Leases and the assignment and assumption documentation with respect to the Bedford Purchased Assets, all of which shall be executed and in form consistent with those utilized on the Closing Date with respect to the Purchased Assets.

         3. RAS shall have provided to Mercury assignment and assumption documentation and bills of sale with respect to the Bedford Purchased Assets, all of which shall be executed and in form consistent with those utilized on the Closing Date with respect to the Purchased Assets.

         4. The conditions to Closing set forth in Article IV, Sections A and B shall continue to be true and correct with respect to the Bedford Purchased Assets as of the Bedford Closing Date.





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         5.      Mercury shall additionally be satisfied, in its sole and
absolute discretion, with the environmental conditions affecting the property subject to the Bedford Leases, and with the amendments to the Bedford Leases contemplated by that certain Letter Agreement dated as of May 17, 1996 between Mercury and RAS.

         B. Following written agreement between Mercury and RAS that the conditions to the Bedford Closing set forth in Paragraph 2(A) have all been satisfied, RAS will provide to Mercury: (1) all contracts (the "Bedford Hangar Contracts") will respect to repair or construction work at the Bedford, Massachusetts facility which RAS has entered into since the Closing (the "Bedford Work"); (2) all records with respect to payment for the Bedford Work; and (3) an opportunity to review the Bedford Work. Following its reviews, Mercury shall then indicate in writing to RAS whether it: (i) reasonably accepts the Bedford Hangar Contracts as representing reasonable and economic obligations to complete the work required by the Massachusetts Port Authority ("MPA") on the Bedford leaseholds; and (ii) reasonably accepts the payments made by RAS for Bedford Work as representing reasonable and economic payments for work in fact completed. In the event that Mercury accepts the Bedford Hangar Contracts, Mercury will assume any such contracts in connection with the Bedford Closing. If Mercury accepts both the Bedford Hangar Contracts and the payments for the Bedford Work, the Bedford Closing shall occur. If Mercury accepts the payments for the Bedford Work, Mercury shall reimburse RAS for such payments, in cash, at the Bedford Closing. In the event that Mercury declines to accept one or more of the Bedford Hangar Contracts, RAS shall have the option of electing to cause the Bedford Closing to occur; provided, however, that Mercury will not assume and shall have no liability for any Bedford Hangar Contract not expressly assumed by Mercury. In the event that Mercury declines to accept one or more of the payments for the Bedford Work, RAS shall have the option of electing to cause the Bedford Closing to occur; provided, however, that Mercury shall have no obligation to reimburse RAS for the payments for the Bedford Work not expressly assumed by Mercury. In the event the Bedford Closing occurs, RAS agrees to reimburse Mercury with one-half (1/2) the dollar amount of any cost for repair and corrective work required to refurbish Hangars 1724 and 1727 at the Bedford facility (the "Hangar Credit") in order to satisfy the requirements of the MPA as of the Bedford Closing. At the Bedford Closing, in the event the





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approved Bedford Work payment exceeds the Hangar Credit, Mercury will pay RAS the difference in cash at the Bedford Closing. If the Hangar Credit exceeds the cost of the Bedford Work, RAS will pay Mercury the difference, in cash, at the Bedford Closing. RAS shall have the right to operate the Bedford, Massachusetts facility, perform the Bedford Work and enter into the Bedford Hangar Contracts, in its sole discretion, pending the Bedford Closing. RAS acknowledges that it will not rely on any potential purchase of the Bedford Purchased Assets in connection with making any decisions related to the operation of the Bedford facility.

         C. Termination with Respect to Bedford Purchased Assets. In the event that the Bedford Closing has not occurred on or before October 31, 1996, either party may terminate this Agreement with respect to the Bedford Purchased Assets and neither party shall have any obligation to purchase or sell the Bedford Purchased Assets. Notwithstanding the foregoing, in the event that Mercury determines that the conditions to the Bedford Closing set forth in Subsection "A", clause "5" above will not be satisfied, Mercury may so inform RAS and terminate this Agreement with respect to the Bedford Purchased Assets before October 31, 1996 and neither party shall have any obligation to purchase or sell the Bedford Purchased Assets. Notwithstanding the foregoing, termination of this Agreement with respect to the Bedford Purchased Assets shall not relieve either party for liability for breaches of this Agreement which may have occurred prior to the termination of this Agreement with respect to the Bedford Purchased Assets.

3. Article III is hereby amended by adding at the end thereof a new Subsection "E" which provides as follows:

         E. The parties hereto acknowledge that RAS has previously made a payment in the amount of Twenty-One Thousand Nine Hundred Eighty-Four and Sixteen Hundredths Dollars ($21,984.16) to Addison Airport of Texas, Inc. for expenses relating to the Addison, Texas facility. Mercury hereby represents and warrants that it shall reimburse RAS for one-half (1/2) of this expense, in the amount of Ten Thousand Nine Hundred Ninety-Two and Eight Hundredths Dollars ($10,992.08). Mercury hereby agrees to make such reimbursement in cash, as an adjustment to the Purchase Price, at Closing.





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4.       Article III is hereby further amended by adding after the new
Subsection "E" a new "F", as follows:

         F. The parties hereto acknowledge that Mercury has previously made a payment to the City of Los Angeles, California (the "City"), for expenses relating to the Ontario, California facility in the amount of Forty-One Thousand Two Hundred Seventy-Nine Dollars ($41,279.00) RAS hereby represents and warrants that, in the event that Mercury has not, at the expiration of twelve (12) calendar months from and after the Closing, received reimbursement or rent credit from the City for this amount, RAS will pay to Mercury one-half of this amount, or Twenty Thousand Six Hundred Thirty-Nine and Fifty Hundredths Dollars ($20,639.50). Mercury concurrently represents and warrants that, if at any time following the above-mentioned payment from RAS, Mercury does receive such reimbursement or rent credit from the City, then Mercury will refund the amount of RAS's previous payment to RAS or its designee.

5. Article III is hereby further amended by adding after new Subsection "F" a new "G", as follows:

         G. Mercury and RAS hereby agree that they will each bear one-half (1/2) the cost of the intangibles tax payable to the State of Georgia in consideration of the transfer of the Note and related Security Agreement. The above-referenced division of this cost will be made notwithstanding any contrary language contained in any Purchase Money Deed To Secure Debt relating to either one of said facilities. This amount shall initially be paid by RAS, and the parties will settle accounts at Closing through the prorations as elsewhere herein described.

6. Article III, is amended by adding the following sentence at the end of the first full sentence in the second full paragraph of Subsection C as follows:

         Notwithstanding the preceding sentence RAS and Mercury understand and agree that the Note shall not be secured by a mortgage or any other security interest on the leasehold interest covered by the Leases at the Ontario, California facility.





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7.       Pursuant to Article III, Subsection D. of the Agreement the parties hereto have agreed that the Purchase Price will be allocated as set forth in Exhibit H attached hereto.

8. The June 20, 1996 letter agreement by and between RAS and Mercury which has been duly signed by both parties is hereby incorporated by reference and made a formal part of this Agreement as hereinafter modified. A copy of said letter is attached hereto as Addendum I.

9. Article XII., is amended by adding to the end thereof a new Subsection "K", as follows:

                 K. Prior to the Closing Date RAS shall clean and remediate the area at its Ontario location where empty petroleum or other type drums have been stored. Said remediation shall be at RAS's sole cost and expense and shall be in full compliance with all airport, municipal, county, state and federal laws, ordinances, rules, regulations, requirements and directives pertaining thereto.

10. Article I, Subsection B., is amended by providing that the contracts pursuant to which RAS operates at the Mission Tank Farm at the Addison, Texas facility and RAS's fuel inventory on hand (excepting herefrom the fuel which may be in tanker trucks) at Closing at the Addison, Texas facility are to be included on the list of Excluded Assets.

11. Article XII., is further amended by adding after new Subsection K, a new Subsection "L", as follows:

                 L. Prior to the Closing Date RAS shall remediate and remove all petroleum and/or fuel storage drums at its Hartsfield location. Said removal shall be at RAS's sole cost and expense and shall be in full compliance with all airport, municipal, county, state and federal laws, ordinances, rules, regulations, requirements and directives pertaining thereto.





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12.      Article XII., is further amended by adding after new Subsection L., a new Subsection "M", as follows:

                 M. Within ninety (90) days of the Closing Date, RAS shall be liable to remediate and remove or encapsulate all asbestos located at its Peachtree DeKalb location. Said removal shall be at RAS's sole cost and expense and shall be in full compliance with all airport, municipal, county, state and federal laws, ordinances, rules, regulations and requirements pertaining thereto.

13. Notwithstanding anything to the contrary contained in that certain Letter Agreement dated as of June 20, 1996 by and between RAS and Mercury, the parties hereto agree to reinstate the method used to calculate the Purchase Price first set forth in Article III, Subsection A. Both parties agree to settle accounts in cash, including (1) the $10,992.08 payment from Mercury to RAS set forth in Article III, Subsection E; and (2) amounts owing from RAS to Mercury for purchases of jet fuel at the Addison, Texas facility.

14. Article XII., is further amended by adding after new Subsection M a new Subsection "N" as follows:

                 N. At or after the Closing Date RAS shall complete the work described on Addendum II attached hereto to the satisfaction of the Airport Authority at the Addison, Texas facility, at RAS's sole cost and expense. This work shall be done in accordance and compliance with all applicable airport requirements and all applicable airport, municipal, federal, county and state laws, ordinances, rules, regulations, requirements, standards and directives pertaining thereto.

15. Article XII., is further amended by adding after new Subsection N, a new Subsection "O", as follows:





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                 O.       Notwithstanding any provision to the contrary herein,
                 RAS shall defend, hold harmless and indemnify Mercury and its employees, agents, successors and assigns, stockholders, officers, and directors against and in respect of any and all losses, costs, claims, demands, liabilities, judgments, including without limitation, interest, penalties, cost of defense and reasonable attorneys, fees, which arise out of, result from or relate to RAS's obligations under Subsections K through and including M hereof. This shall be in addition to and not in lieu of any other indemnification contained elsewhere in this Agreement. To the extent of any conflict between this Subsection O and any other indemnification provision hereof, this Subsection O shall control.

16. Article XVI., is amended by adding after Subsection M, a new Subsection "N" as follows:

                 Post Closing Matters. In connection with any work, activities, construction, repairs, environmental remediation, other remediation, any and all matters undertaken to be performed by RAS or RAS's agents, contractors, subcontractors, employees, licensees and permittees ("RAS Representatives") after the Closing at the Airport premises which are covered by this Agreement, the following shall apply. RAS and its Representatives shall have the right after Closing at reasonable times and on reasonable notice to enter the premises controlled by Mercury for the purpose of conducting the activities described above. RAS shall keep Mercury promptly informed as to all developments in connection with the foregoing and agree to coordinate their activities in such a way as to limit interference with Mercury's operation at the particular facility. RAS and its Representatives will comply with all federal, state and local statutes, laws, rules and regulations in performing services under this Subsection. RAS's Representatives shall be appropriately qualified and skilled to perform the services required hereunder and they will take all steps to insure that the work is undertaken in a workmanlike manner and in accordance with established procedures. RAS's Representatives shall procure and





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                 maintain at their expense, the insurance upon such terms and conditions as are customarily included for companies in the same type of business, all subject to the prior review and approval of Mercury. RAS's representatives shall name Mercury and its affiliates and their respective officers, agents, employees and assigns as additional insureds as respects to said insurance. Mercury shall be provided with a certificate of insurance prior to the work commencing. RAS and its Representatives shall indemnify, hold harmless and defend Mercury its employees, directors, officers, shareholders, agents and assigns from and against any and all liabilities, claims, penalties, demands, fines, forfeitures, suits, causes of action, and the costs and expenses incident thereto (including, without limitation, cost of defense, settlement and reasonable attorneys' fees) which Mercury may incur or become responsible for, or pay out, as a result of death or bodily injury to any person, damage to any property, adverse effects on the environment, or any violation of law, arising directly or indirectly, out of or in connection with RAS and its Representatives breach of any term or provision of this Subsection N or any other negligent or willful act or omission on the part of RAS, or its Representatives in the performance of this Subsection N. RAS and its Representatives assume all risk off property loss or damage and of personal injury or death which they may sustain as a result of service rendered under this Subsection. As to the foregoing, the particular indemnification provision found in this subsection shall control over any conflicting indemnification provision elsewhere in this Agreement.

17. Article V. Subsection A. is amended by changing the date set forth in line 3 thereof to "August 29, 1996" in place and stead of "July 3, 1996".

18. Article XIV. is amended by adding after the second paragraph the following undesignated paragraph:

         After the Closing, RAS covenants and agrees to promptly and in good faith, take all actions and do all things





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         necessary to establish Mercury within the chain of legal title in the public records of the government agency charged with such function, at each of the six (6) Airports which form the subject matter for this Agreement, including the execution of all documents and instruments reasonably requested by Mercury. Any such request by Mercury shall IPSO FACTO be deemed by the parties hereto to be reasonable if, on the date of such request, a title report on the subject property, issued by a title company of national standing and reputation, and subject to the exceptions and exclusions which are standard within the title insurance industry, would fail to show Mercury as either (1) the holder of the leasehold estate for such property or (2) the assignee of RAS with respect to all leasehold right, title and interest in and to such property.

19. Article XVI., is further amended by adding after new Subsection N, the following new Subsection "O", as follows:

                 O. Beech Holdings, Inc. a Kansas corporation ("BHI"), owns directly or indirectly all of the issued and outstanding shares of stock of RAS and presently holds title to certain of the leasehold interests at the Bedford, Massachusetts and Addison, Texas facilities and, as such, BHI shall, at the Closing, and except as modified by the provisions of Article
                 III. C. hereof, join in the conveyance to Mercury of certain of the Leases and Assets at said locations. At the Closing RAS shall cause BHI to execute such instruments of sale, transfer, assignment, conveyance and delivery, as is required in order to convey to Mercury good, valid and marketable title to the Leases and Assets, described in the immediately preceding sentence. BHI and RAS understand and agree that each representation, warranty, covenant, condition, agreement and term used in this Agreement that apply to a Lease or Asset shall be deemed to apply to any Lease or Asset at the Bedford, Massachusetts, and Addison, Texas facilities in the name of BHI to the same extent as all other Leases or Assets covered by this Agreement. The entire Purchase Price to be paid by Mercury hereunder shall be paid to RAS and not to BHI.





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20.      Article XVI is hereby further amended by adding after new Subsection
0, a new "P", as follows:

                 P.       UNDERTAKING AND INDEMNIFICATION BY RAS.

                 RAS hereby agrees to remove the following imperfections on title promptly following the Closing:

                 1.       Hartsfield FBO:

                          a. Commonwealth Land Title Insurance Company Commitment No. 96627.0(1), dated as of April 10, 1996, Schedule B-Section 1, Items 15 and 16.

                 2.       Peachtree/DeKalb FBO:

                          a. Commonwealth Land Title Insurance Company Commitment No. 96627.0,dated as of May 3, 1996 Schedule B-Section 1, Items 10 and 11.

         These Items relating to the Peachtree/DeKalb FBO shall be removed from the applicable title records by no later than September 9, 1996.

         Nothing contained in this Subsection shall be construed to limit, modify or replace any related covenant or indemnity contained in the Agreement.

21. Article V is hereby amended by adding at the end thereof the following new Subsection "E" as follows:

         "Notwithstanding the fact that the transfer of title to the Purchased Assets shall occur and the Purchase Price shall be paid to RAS following recording of the various documents described in the letter agreement between Mercury, RAS and Commonwealth Land Title Company, Mercury and RAS have agreed Mercury will commence operations at the Ontario, California; Addison, Texas; Corpus Christi, Texas; Hartsfield, Georgia; and Peachtree, Georgia leaseholds and that for all other purposes under this Agreement (including, but not limited to, prorations and/or offsets of certain amounts due from one party to the other, determination of responsibility for liability and obligations, application of the indemnification provisions contained herein, and the right to profit from the operations at the various Airports), the Closing





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shall be deemed to have occurred as of midnight, August 28, 1996 in each of the time zones where the Purchased Assets are located, or such actual local time, which will be deemed for purposes hereof to be midnight, August 28, 1996, as the parties' on-site representatives jointly record the fuel meter readings at the several Airports."

22. Article III is hereby amended by adding at the end of Subsection "A" thereof the following:

         "Any Airport fees, the payment of which is not settled between Mercury and RAS through the above-mentioned prorations at Closing, shall be paid directly by RAS to the several Airports."

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]





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If the foregoing is acceptable to you, please so indicate by signing in the space provided below.


                                  Very truly yours,

                                  Mercury Air Group, Inc.

                                  By: /s/ RANDOLPH E. AJER
                                      ------------------------------

                                  Title: Executive Vice President
                                         ---------------------------

                                  Date: August 29, 1996
                                        ----------------------------


Acknowledged and Agreed

Raytheon Aircraft Services Inc.

By: /s/ JOHN C. WILLIS
    ------------------------------

Title: President
       ---------------------------

Date: August 29, 1996
      ----------------------------



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